As filed with the Securities and Exchange Commission on January 30, 1998

                                          Registration Statement No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ELXSI Corporation
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   77-0151523
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

             3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

               ELXSI Corporation 1997 Incentive Stock Option Plan
               --------------------------------------------------
                            (Full Title of the Plan)

                               Alexander M. Milley
                      President and Chief Executive Officer
                         3600 Rio Vista Avenue, Suite A
                             Orlando, Florida 32805
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (407) 849-1090
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                      Copy to:    Claude A. Baum, Esq.
                                 Dechert Price & Rhoads
                                  30 Rockefeller Plaza
                                New York, New York 10112

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------


Title of                            Proposed           Proposed
Securities                          Maximum            Maximum               Amount of
to be              Amount to be     Offering Price     Aggregate             Registration
Registered         Registered       Per Share(1)       Offering Price(1)     Fee
----------------------------------------------------------------------------------------------


Common Stock,        130,000        $10.78125          $1,401,562.50         $413.46
par value $.001
(and associated
Rights)(2)
----------------------------------------------------------------------------------------------

    (1) This estimate is made solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and is based upon the average of the high and low prices of the Registrant's Common Stock as reported in the NASDAQ National Market System on January 29, 1998.

    (2) Includes associated rights (the "Rights") to purchase the Registrant's Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing such Common Stock and will be transferred along with and only with such Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Information required by Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.


Item 2.  Registrant Information and Employee Plan Annual Information.

         Information required by Part I, Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents of ELXSI Corporation (the "Registrant") and the 1997 Incentive Stock Option Plan are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the Registrant's fiscal year ended December 31, 1996, including the portions of the Registrant's Proxy Statement dated April 14, 1997 incorporated by reference into Part III of such Form 10-K;

(b)(i) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

(b)(ii) The Registrant's Current Report on Form 8-K dated June 24, 1997 (and filed with the Securities and Exchange Commission June 26, 1997);

(b)(iii) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997;

(b)(iv) The Registrant's Current Report on Form 8-K dated July 9, 1997 (and filed with the Securities and Exchange Commission July 9, 1997);

(b)(v) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997; and

(c) The description of the Registrant's rights ("Rights") to purchase Common Stock in the Registrant's Registration Statement of Form 8-A, dated June 10, 1997 (and filed with the Securities and Exchange Commission June 10, 1997), together with all amendments or reports, if any, filed for the purpose of updating such description, to the extent of such updating.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

(The inclusion in this Registration of the response below to this Item 4 is not because the Common Stock and Rights are not registered under Section 12 of the Securities Exchange Act of 1934, as amended.)

                                  Capital Stock

Common and Preferred Stock

         The authorized capital stock of the Registrant consists of 160,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), and 5,000,000 of shares of preferred stock, par value $.001 per share ("Preferred Stock").

         The Registrant's Certificate of Incorporation authorizes the Registrant's Board of Directors to provide for the issuance, from time to time, of Preferred Stock, in one or more series, to fix the number of shares to be included in each such series and to determine or alter the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Because the Board of Directors has the foregoing powers with respect to Preferred Stock, it may afford the holders of any Preferred Stock preferences, powers and rights (including voting rights and rights to dividends and distributions upon liquidation) senior to the rights of the holders of Common Stock, which could adversely affect the rights (including voting rights and rights to dividends and distributions upon liquidation) of holders of Common Stock and other Preferred Stock.

         Out of the authorized Preferred Stock, the Registrant has designated 604,656 shares as Series A Non-Voting Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred"). These Series A Preferred shares: (i) were originally designated for issuance upon exercise of the Registrant's Series B Warrants issued in January 1990, and (ii) if ever issued, would have been convertible under certain specified conditions into 241,862 shares of Common Stock. In December 1996, these Series B Warrants were repurchased by the Registrant and the 604,656 shares of Series A Preferred were formally declared by the Board of Directors of the Registrant to have the status of authorized and unissued shares no longer reserved for issuance (as Preferred Stock) for any particular purpose, but available for issuance when, if and to the extent determined by the Board of Directors of the Registrant (or an authorized committee thereof).

         Subject to the rights of holders of Preferred Stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, to share ratably in the assets of the Registrant legally available for distribution to holders of Common Stock in the event of liquidation and to one vote per share on all matters to be voted upon by the stockholders. Holders of Common Stock do not have cumulative voting rights in the election of directors and have no preemptive, subscription, redemption or conversion rights.

         Each share of Common Stock presently outstanding has, and each share of Common Stock issued in the future will have, an attached Common Stock purchase right, which are described in more detail in the "Rights" section hereinbelow.

         The transfer agent and registrar for the Registrant's Common Stock is Continental Stock Transfer & Trust Company (the "Transfer Agent").

Bylaw Transfer Restrictions

         At the May 1997 Annual Meeting of Stockholders of the Registrant, stockholders approved certain amendments to the Registrant's Bylaws (the "Subject Bylaw Amendments") that impose certain restrictions (the "Transfer Restrictions") on the transferability of shares of Common Stock, as well as certain other stock and warrants, options and other rights to purchase stock of the Registrant (hereinafter, "other equity securities"). The Transfer Restrictions were proposed by management in order to address the possibility that certain transfers of Common Stock and other equity securities could result in the imposition of limitations on the ability of the Registrant and its ELXSI subsidiary to utilize the net operating loss ("NOL") and other credit or loss carryforwards available to them, for federal income tax purposes.

         The Transfer Restrictions do not apply to issuances of shares of capital stock by the Registrant. As a result, the Transfer Restrictions do not prevent the acquisition of shares upon exercise of presently outstanding employee stock options or warrants of the Registrant. Such acquisitions were excluded from the operation of the Transfer Restrictions because it was determined that it is highly unlikely that the issuance of shares of Common Stock of the Registrant under such circumstances would adversely affect its NOL's or other tax attributes. In addition, since the Registrant's Board of Directors will be able to consider the effect on the Registrant's NOL's and other tax attributes of future issuances of shares of capital stock (and options, warrants and other rights to purchase or subscribe for shares of capital stock) of the Registrant at the time of issuance (whether as a result of transactions with third parties, such as an acquisition for stock (and/or rights to purchase or subscribe for stock), or the issuance of stock (and/or rights to purchase or subscribe for stock) in a private placement or public offering, or as compensation to employees, officers or directors or otherwise) in advance of agreeing to issue such shares (and/or rights to purchase or subscribe for stock), future issuances of stock (and/or rights to purchase stock or subscribe for stock) by the Registrant also have been excluded from the Transfer Restrictions. Consequently, persons or entities who are able to acquire Common Stock or other equity securities directly from the Registrant, including employees, officers and directors of the Registrant and their affiliates, may do so without application of the Transfer Restrictions, irrespective of the number of shares (or other units) being acquired.

         The Subject Bylaw Amendments added a new Article XV to the Registrant's Bylaws and established the Transfer Restrictions. Such Bylaws are filed herewith as Exhibit 4.3, and is hereby incorporated herein by reference. The following description of the Subject Bylaw Amendments and Transfer Restrictions is qualified in its entirety by reference to such Exhibit 4.3.

         The Transfer Restrictions generally restrict until December 31, 2005 (or earlier, in certain events) any attempted transfer of Common Stock or any other securities of the Registrant that would be treated as "stock" of the Registrant under the applicable tax regulations (hereinafter, "Company Stock") to a person or group of persons who own, or who would own as a result of such transfer, 5% or more of the Company Stock. The Transfer Restrictions also restrict any other attempted transfer of Company Stock that would result in the identification of a new "5-percent shareholder" of the Registrant (as determined under applicable tax regulations); this would include, among other things, an attempted acquisition of Company Stock from an existing 5-percent shareholder. For these purposes, numerous rules of attribution, aggregation and calculation prescribed under the Internal Revenue Code (and related regulations) will be applied in determining whether the 5% threshold has been met and whether a group exists. The restriction may also apply to proscribe the creation or transfer of certain "options" (which are broadly defined) in respect of Company Stock to the extent, generally, that exercise of the option would result in a proscribed level of Company Stock ownership.

         Generally speaking, the Transfer Restrictions apply only with respect to the number of shares of Company Stock (or options with respect to Company Stock) purportedly transferred in excess of the threshold established in the Transfer Restrictions. In any event, these restrictions do not prevent a valid transfer if either the transferor or the purported transferee obtains the approval of the Board of Directors of the Registrant (or a committee thereof authorized by such Board). In deciding whether to approve any proposed transfer, the Board of Directors (or such committee) may require an opinion of counsel that it selects, in form and substance reasonably satisfactory to it, that the transfer will not result in the application of any Internal Revenue Code Section 382 or Section 383 limitations on the use of the tax benefits.

         The Transfer Restrictions generally will remain in effect until December 31, 2005, unless Article XV (comprising the Subject Bylaw Amendments) is earlier repealed or its effectiveness is otherwise discontinued by a resolution adopted by the Board of Directors of the Registrant (or an authorized committee thereof). The restriction period is based on Section 172 of the Internal Revenue Code, which permits an NOL carryforward to be carried forward for a maximum of 15 taxable years following the taxable year in which the loss arose and, accordingly, is designed to afford full carryforward periods for NOL's arising through 1990.

         The Transfer Restrictions imposed by the Subject Bylaw Amendments restrict any person or entity (or group thereof) who was not, prior to their adoption, an owner of 5% or more of the Company Stock from acquiring sufficient Company Stock to result in such person or entity (or group thereof) to become the owner of 5% or more of Company Stock, and would prohibit the persons and entities who were at such time owners of 5% or more of the Company Stock and 5-percent shareholders (as determined under applicable tax regulations) from increasing their ownership of Company Stock without obtaining the approval of the Registrant's Board of Directors (or an authorized committee thereof).

         The Subject Bylaw Amendments provide for all certificates representing Company Stock to bear the following legend:

                  "THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO
                  ARTICLE XV OF THE BYLAWS OF ELXSI CORPORATION, WHICH ARTICLE XV IS REPRINTED IN ITS ENTIRETY ON THIS CERTIFICATE."

In addition, as stated in such legend, such certificates will include a full reprint of the Subject Bylaw Amendments.

         The Registrant has been advised by its counsel that, absent a court determination: (i) there can be no assurance that the Transfer Restrictions will be enforceable against all of the stockholders of the Registrant, and (ii) the Transfer Restrictions may not be enforceable against holders of Common Stock which voted against, or abstained from voting on, the Subject Bylaw Amendments. However, the Registrant believes that the Transfer Restrictions are in the best interests of the Registrant and its stockholders and are reasonable; the Registrant therefore intends to act vigorously to enforce the Transfer Restrictions against all holders of Common Stock and other equity securities regardless of how (or whether) they were voted on the Transfer Restrictions. The Registrant believes that each stockholder who voted in favor of the Subject Bylaw Amendments Restrictions or who surrendered or surrenders his or her share certificates in exchange for a new certificate bearing the above legend will in effect have consented to the Transfer Restrictions and therefore will be bound thereby. In such circumstances, the Registrant intends to assert that any such stockholder would be estopped from challenging the Transfer Restrictions.

         Upon the issuance of any new certificates for Company Stock, whether in connection with a transfer or otherwise, the Registrant intends to place the above legend thereon. The Transfer Restrictions provide that the Registrant will not permit any employee or agent of the Registrant (which includes the Transfer Agent) to record any transfer of Company Stock purportedly transferred in excess of the threshold established in the Transfer Restrictions. The foregoing may result in the delay or refusal of certain requested transfers of Company Stock.

         The Subject Bylaw Amendments provide that any transfer attempted in violation of the Transfer Restrictions will be void ab initio, even if such transfer has been recorded by the Transfer Agent and new certificates issued. The purported transferee of such Company Stock would not be entitled to any rights of stockholders, including the right to vote such Company Stock, or to receive dividends or distributions in liquidation in respect thereof, if any.

         If the Board of Directors of the Registrant determines that a purported transfer has violated the Transfer Restrictions, the Registrant will require the purported transferee to surrender the relevant Company Stock and any dividends that such purported transferee may have received thereon to an agent to be designated by the Board of Directors of the Registrant (or an authorized committee thereof) (the "Agent"). The Agent will thereupon sell the Company Stock in one or more arm's-length transactions (executed in The NASDAQ Stock Market, if possible) to a buyer or buyers, which may include the Registrant; however, nothing shall require the Agent to sell the Company Stock within any specific time frame if, in the Agent's discretion, such sale would disrupt the market for Company Stock or have an adverse effect on the value of Company Stock. If the purported transferee has resold the Company Stock before receiving the Registrant's demand to surrender such Company Stock, the purported transferee generally will be required to transfer to the Agent the proceeds of the sale and any distributions such purported transferee has received on the Company Stock. After repaying its own expenses and reimbursing the purported transferee for the price paid for the Company Stock (or, if the purported transfer to the purported transferee was by gift, inheritance or similar transfer, the fair market value of the Company Stock), the Agent will pay any remaining amounts to one or more charities to be selected by the Board of Directors of the Registrant (or an authorized committee thereof).

         The Transfer Restrictions may have certain "anti-takeover" effects, inasmuch as they may operate to discourage or prohibit: (i) persons, entities or "groups" from accumulating in the aggregate 5% or more of the Company Stock;
(ii) persons, entities or "groups" already owning 5% or more of the Company Stock from acquiring additional Company Stock; and (iii) consequently, persons, entities or "groups" from accumulating blocks of shares in excess of the number beneficially owned by Alexander M. Milley, the Registrant's Chairman, President and Chief Executive Officer. The Transfer Restrictions may thus lessen the likelihood that a takeover attempt will be made with respect to the Registrant.

         The Board of Directors (and any authorized committee thereof) of the Registrant has the discretion to approve a transfer of Company Stock that would otherwise violate the Transfer Restrictions. If the Board of Directors decides to permit a transfer that would otherwise violate the Transfer Restrictions, that transfer or later transfers may result in an "ownership change" that would limit the use of the NOL's and other tax attributes of the Registrant and its subsidiaries.

                                     Rights

         The Board of Directors of the Registrant declared a dividend, payable to holders of record of the Common Stock at the opening of business on June 16, 1997 (the "Record Date"), of one Right for each outstanding share of Common Stock. Each Right entitles the registered holder to purchase from the Registrant one share of Common Stock (or in certain circumstances, cash, property, or other securities of the Registrant), at a purchase price of $25.00, subject to adjustment (the "Purchase Price").

         The actual terms of the Rights are established under and set forth in a Rights Agreement, dated as of June 4, 1997 (the "Rights Agreement"), between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). A conformed copy of the Rights Agreement (including a form of the certificate to represent the Rights) is filed herewith as Exhibit 4.4, and is hereby incorporated herein by reference. The following description of the Rights is qualified by reference to such Exhibit 4.4.

         Initially, the Rights will be evidenced by the certificates representing shares of Common Stock then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock, and become exercisable, at such time (if any) that is the earlier to occur of (as the case may be, the "Distribution Date"): (i) ten business days following the first date of public announcement (the "Stock Acquisition Date") that a person or group, together with such person's or group's Affiliates and Associates (as defined under specified rules of the Securities and Exchange Commission), has become the beneficial owner of 15% (35% in the case of the Milley Group Members (as hereinafter defined)) or more of the Common Stock (such a person or group, an "Acquiring Person"), and (ii) ten business days (or such later date as is determined by the Board of Directors, or if there previously has been an Adverse Change of Control, by a majority of the Continuing Directors (as such terms are hereinafter defined)) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% (35% in the case of the Milley Group Members) or more of the Common Stock. The "Milley Group Members" are (a) Alexander M. Milley (the Chairman of the Board, President and Chief Executive Officer of the Registrant, (b) his wife and children, (c) any guardian, representative, executor, estate, administrator or agent of Mr. Milley, his wife or children (but only with respect to any shares of Common Stock beneficially owned by any such guardian, representative, executor, estate, administrator or agent in its capacity as such), and (d) provided that Mr. Milley has voting power with respect to any shares of Common Stock held by any of the following: (x) any trust for the benefit of Mr. Milley, his wife or children, and (y) any corporation, partnership, limited liability company or other entity which Mr. Milley, his wife or any of his children may control. For purposes of the foregoing, "beneficial ownership" is determined as provided under the Rights Agreement.

         Until the Distribution Date: (i) the Rights will be evidenced only by the Common Stock certificates and will be transferred with such Common Stock certificates, (ii) new Common Stock certificates issued on or after the Record Date will contain a legend indicating that such certificates also represent Rights and incorporating by reference the terms of the Rights Agreement, and
(iii) the surrender for transfer of any certificates for

Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

         The Rights will not be exercisable until the Distribution Date (if any) and will expire at the close of business on June 15, 2007, unless earlier redeemed or exchanged by the Registrant as described below.

         As  soon  as  practicable   after  any  Distribution   Date,   separate
certificates representing Rights, in the form of Exhibit A to the Rights Agreement ("Rights Certificates"), will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise provided by the Rights Agreement or determined by the Board of Directors of the Registrant, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price. Notwithstanding the foregoing, following the occurrence of such an event or any other Triggering Event (as defined below), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any of its Affiliates or Associates will be null and void.

         After any Stock Acquisition Date, in the event that: (i) the Registrant consolidates or merges with any other person, and the Registrant is not the surviving corporation, (ii) any person engages in a share exchange, consolidation or merger with the Registrant where the outstanding shares of Common Stock of the Registrant are changed into or exchanged for stock, other securities of the other person, or cash or any other property, and the
Registrant  is  the  surviving  corporation,   or  (iii)  50%  or  more  of  the
Registrant's assets or earning power is sold or otherwise transferred, the Rights Agreements requires that proper provisions be made so that each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price. The events set forth in this paragraph and the immediately preceding paragraph are referred to as the "Triggering Events."

         The Purchase Price payable, and the number of shares of Common Stock or other securities, cash or property issuable, upon exercise of the Rights are subject to customary adjustments from time to time to prevent dilution in the event of certain changes in the shares of the Registrant. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to an increase or decrease of at least 1% in the Purchase Price.

         In general, the Registrant may redeem the Rights in whole, but not in part, at a price of $.001 per Right (subject to adjustment), at any time before the earlier of the close of business on: (i) the tenth business day following any Stock Acquisition Date or (ii) the expiration date of the Rights. However, if the authorization to redeem the Rights occurs on or after the date that there shall have been a change in a majority of the Board of Directors of the Registrant as a result of a proxy or consent solicitation and a person or group that was a participant in such solicitation has stated (or if upon the commencement of such solicitation, a majority of the Board of Directors of the Registrant has determined in good faith) that such person or group (or any of its Affiliates or Associates) has taken or intends to take or may consider taking actions that would result in such person or group becoming an Acquiring Person or cause the occurrence of a Triggering Event (the existence of these circumstances being referred to as an "Adverse Change of Control"), then the redemption of the Rights will require the approval of a majority of the Continuing Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

         "Continuing Director" means: (i) any member of the Board of Directors of the Registrant who, while a member of such Board, is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of such Board prior to the Record Date, or (ii) any person who subsequently becomes a member of such Board who, while a member of such Board, is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such person's nomination for election or election to the Board of Directors of the Registrant is recommended or approved by a majority of the Continuing Directors.

         At any time after a person or group becomes an Acquiring Person (but before such Acquiring Person owns 50% or more of the Common Stock), the Board of Directors of the Registrant may exchange the then outstanding and exercisable Rights (other than those owned by an Acquiring Person, or any of its Affiliates or Associates, that have become null and void as referenced hereinabove), for shares of Common Stock, each Right being exchangeable for one share of Common Stock, subject to adjustment.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Registrant, including, without limitation, the right to vote or to receive dividends.

         Any of the provisions of the Rights Agreement may be amended or supplemented by the Board of Directors of the Registrant (without the approval of holders of Rights) prior to the earliest to occur of (i) a Distribution Date,
(ii) a Triggering Event or (iii) an Adverse Change of Control. After the first to occur of such events, the provisions of the Rights Agreement may be amended or supplement with the approval of a majority of the Continuing Directors (and without the approval of holders of Rights): (x) in any manner that will not adversely affect the interests of the holders of Rights (other than an Acquiring Person or its Affiliates or Associates), or (y) in order to cure any ambiguity or to correct or supplement any provision that a majority of the Continuing Directors may deem to be defective or inconsistent with other provisions of the Rights Agreement, or (z) to shorten or lengthen any time period under the Rights Agreement; however, the Rights Agreement cannot be so supplemented or amended to
(A) change the redemption price, accelerate the expiration date of the Rights, change the Purchase Price, or change the number of shares of Common Stock for which a Right is exercisable, or (B) lengthen (1) the time period when the Rights may be redeemed at a time when the Rights are not then redeemable, or (2) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or, the benefits to, the holders of Rights (other than an Acquiring Person or its Affiliates or Associates).

         The Rights may have certain "anti-takeover" effects, inasmuch as they may operate to cause substantial dilution to a person or group (and the Affiliates and Associates thereof) that attempts to acquire the Registrant without conditioning the offer on a substantial number of Rights being acquired. The Rights may thus lessen the likelihood that a takeover attempt will be made with respect to the Registrant. However, in the opinion of the Registrant's management, the Rights will help ensure that the Registrant's stockholders receive fair and equal treatment in the event of any proposed takeover of the Registrant. The execution of the Rights Agreement and distribution of the Rights by the Registrant were not in response to any specific takeover threat or proposal, but were precautions taken in order to help protect these interests of the Registrant's stockholders.


Item 5.  Interest of Named Experts and Counsel.

                                  Legal Opinion

         The legality of the shares of Common Stock and Rights offered hereby has been passed upon for the Registrant by Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, New York 10112.

                                     Experts

         The consolidated financial statements incorporated in this Registration Statement by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


Item 6.  Indemnification of Directors and Officers.

         As provided in Article XI of the Registrant's  Bylaws,  the Registrant:
(i) shall, to the fullest extent permitted by the Delaware General Corporation Law, indemnify all its officers and directors, and (ii) shall have the power, to the fullest extent permitted by the Delaware General Corporation Law, to indemnify its employees and other agents. The Registrant has obtained a directors and officers liability insurance policy which insures such persons against loss arising from certain claims made by reason of their being directors or officers of the Registrant.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

The following exhibits are filed herewith:

Exhibit No.    Description
-----------    -----------

4.1 Restated Certificate of Incorporation of the Registrant, as amended. (Incorporated herein by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (file No. 0-11877))

4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Company dated May 27, 1992. (Incorporated herein by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (file No. 0-11877))

4.3 Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Company's Form 8-K Current Report dated June 24, 1997 filed on June 26, 1997 (File No. 0-11877))

4.4 Rights Agreement, dated as of June 4, 1997, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.17 to the Company's Form 8-A Registration Statement dated and filed June 10, 1997 (file no. 0-11877)).

4.5            ELXSI Corporation 1997 Incentive Stock Option Plan

5.1            Opinion of Dechert Price & Rhoads

23.1           Consent of Dechert Price & Rhoads (included in Exhibit 5.1)

23.2           Consent of Price Waterhouse LLP, independent accountants

24.1           Power of Attorney (included on page II-15)


Item 9.  Undertakings.

Undertakings required by Item 512(a) of Regulation S-K
------------------------------------------------------

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)     To remove from  registration by means of a post-effective  amendment any
        of  the  securities   being   registered  which  remain  unsold  at  the
        termination of the offering.


Undertakings required by Item 512(b) of Regulation S-K
------------------------------------------------------

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Undertakings required by Item 512(h) of Regulation S-K
------------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such.

                                    SIGNATURE


        Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on December 9, 1997.

                                        ELXSI CORPORATION


                                        By:/s/ Alexander M. Milley
                                           -------------------------------------
                                            Alexander M. Milley
                                            President and Chief
                                            Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints Alexander M. Milley, Thomas R. Druggish and David M. Doolittle, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

      Signature                                       Title                               Date
      ---------                                       -----                               ----


/s/ Alexander M. Milley                     Chairman, President and                  December 9, 1997
------------------------------------
Alexander M. Milley                         Chief Executive Officer
                                            (Principal Executive
                                            Officer)


/s/ Thomas R. Druggish                      Vice President, Treasurer                December 9, 1997
------------------------------------
Thomas R. Druggish                          and Secretary (Principal
                                            Financial and Accounting
                                            Officer)


/s/ Robert C. Shaw                          Director                                 December 9, 1997
------------------------------------
Robert C. Shaw



/s/ Farrokh K. Kavarana                     Director                                 December 9, 1997
------------------------------------
Farrokh K. Kavarana



/s/ Kevin P. Lynch                          Director                                 December 9, 1997
------------------------------------
Kevin P. Lynch



/s/ Denis M. O'Donnell                      Director                                 December 9, 1997
------------------------------------
Denis M. O'Donnell


                                  EXHIBIT INDEX


Exhibit No.                         Description                             Page

   4.1 Restated Certificate of Incorporation of the Registrant, as amended. (Incorporated herein by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (file No. 0-11877))

   4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Company dated May 27, 1992. (Incorporated herein by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (file No. 0-11877))

   4.3 Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Company's Form 8-K Current Report dated June 24, 1997 filed on June 26, 1997 (File No. 0-11877))

   4.4 Rights Agreement, dated as of June 4, 1997, between the Registrant and Continental Stock
                  Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit
                  4.17 to the Company's Form 8-A Registration Statement dated and filed June 10, 1997 (file no. 0-11877)).

   4.5            ELXSI  Corporation  1997 Incentive Stock Option
                  Plan

   5.1            Opinion of Dechert Price & Rhoads

   23.1           Consent of Dechert Price & Rhoads  (included in
                  Exhibit 5.1)

   23.2           Consent of Price Waterhouse LLP

   24.1           Power of Attorney (included on page II-15)